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                                                                  Exhibit 10.8.2


                       ASSIGNMENT AND ASSUMPTION OF LEASE


      THIS AGREEMENT, made as of the 18th day of November, 1996, by and between PENRIL DATACOMM NETWORKS, INC., a Delaware corporation ("Assignor"), and ACCESS BEYOND, INC., a Delaware corporation ("Assignee").


                              W I T N E S S E T H:

      WHEREAS, pursuant to a certain lease dated March 31, 1989, entered into between REAL ESTATE INCOME PARTNERS III, LIMITED PARTNERSHIP, a Delaware limited partnership, as landlord ("Landlord"), and Assignor (formerly known as Penril Corp.), as tenant, as amended by a certain Letter Agreement dated may 14, 1990 and by a certain Amendment to Lease dated as of November 15, 1996, (as amended, collectively, the "Lease"), a copy of which Lease is attached hereto as Exhibit "A" and which by reference is made a part hereof, Assignor has leased approximately 54,874 square feet of office space in the building commonly known for address purposes as 1300 Quince Orchard Boulevard, Gaithersburg, Montgomery County, Maryland (the "Premises") for a one hundred nineteen (119) month term commencing November 1, 1989 and ending September 30, 1999; and

      WHEREAS, subject to the written consent of Landlord, Assignee desires to assume all of Assignor's rights and obligations under the Lease and Assignor desires to assign to Assignee all of its rights and obligations under the Lease.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Lease, including, without limitation, all of the right, title and interest of Assignor in and to any security deposits, prepaid rent or other sums paid by Assignor as the tenant under the Lease, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor to perform and comply with and to be bound by, from and after the date hereof, all the terms, covenants, agreements, provisions and conditions of the Lease on the part of the tenant thereunder to be performed, in the same manner and with the same force and effect as if Assignee had originally executed the Lease as tenant.

      2. Assignor hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising or accruing under the Lease before the date hereof.
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      3. Assignee hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignor harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising or accruing under the Lease on and after the date hereof.

      4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, shall not be modified except by agreement in writing executed by all parties hereto and shall be governed by the laws of the State in which the property subject to the Lease is located as such laws are applicable to agreements made and to be performed entirely within said State.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    PENRIL DATACOMM NETWORKS, INC.

                                    By: s/Barry E. Beswick
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                                    ACCESS BEYOND, INC.

                                    By: s/Ronald A. Howard
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